                   [GIORDANO, HALLERAN & CIESLA LETTERHEAD]

                                                                       EXHIBIT 5
                                  August 9, 1996



Roberts Pharmaceutical Corporation
Meridian Center II
4 Industrial Way West
Eatontown, New Jersey  07724

       Re:  Registration Statement on Form S-8
            relating to the Roberts Pharmaceutical
            Corporation 1996 Equity Incentive Plan and the
            Roberts Pharmaceutical Corporation
            Employee Stock Purchase Plan

Gentlemen:

       We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed on this date by Roberts Pharmaceutical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), to which this opinion letter is attached as an exhibit, for the registration of 1,500,000 shares of Roberts Pharmaceutical Corporation Common Stock, $.01 par value per share ("Common Stock"), which have been reserved for issuance under the Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan (the "Equity Incentive Plan"), and 500,000 shares of the Company's Common Stock which have been reserved for issuance under the Roberts Pharmaceutical Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan").

       We have examined the original or a photostatic or certified copy of such documents, records and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified or photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered by this Registration Statement, when issued under the Equity Incentive Plan and under the Stock Purchase Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

Roberts Pharmaceutical Corporation
August 9, 1996
Page 2




       On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of such shares in accordance with the provisions of the Equity Incentive Plan or the Stock Purchase Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 GIORDANO, HALLERAN & CIESLA
                                 A Professional Corporation